SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 13, 2004


                           WINMILL & CO. INCORPORATED
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-9667               13-1897916
(State or Other Jurisdiction of (Commission File Number)    (IRS Employer
        Incorporation)                                     Identification No.)



                   11 Hanover Square  New York, NY               10005
               (Address of Principal Executive Offices)        (ZIP Code)


       Registrant's telephone number, including area code: 1-212-785-0900


                                 Not Applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Item 7. Financial Statements and Exihibits.

          (c)  Exhibits.

               Exhibit No.   Description of Exhibit
               ==========    =================================================
                    99.1     Press Release dated July 13, 2004.

Item 9. Regulation FD Disclosure.

     On July 13, 2004, Winmill & Co. Incorporated (the "Company") issued a press release announcing its intention to delist and deregister. A copy of the July 13, 2004 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WINMILL & CO. INCORPORATED


Date:     July 13, 2004                         /s/ Thomas B. Winmill
                                                ---------------------
                                                    Thomas B. Winmill
                                                    President

                                  EXHIBIT INDEX
                                  -------------



Exhibit Number                                  Exhibit Description
--------------                                  -------------------

     99.1                               Press Release dated July 13, 2004.

                                                                    Exhibit 99.1



                      WINMILL & CO. INCORPORATED ANNOUNCES
                       INTENTION TO DELIST AND DEREGISTER


     New York - Winmill & Co. Incorporated (Nasdaq: WNMLA) today announced that it will file a Form 15 with the Securities and Exchange Commission ("SEC") on or before August 6, 2004 to terminate the registration of its Class A common stock under the Securities and Exchange Act of 1934 ("Exchange Act"). The Company expects that the termination of registration will become effective 90 days after filing the Form 15 with the SEC.

     Upon filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. In addition, upon the Form 15 filing, the Company's Class A common stock will be delisted from the Nasdaq SmallCap Market. The Company anticipates that the Class A common stock will be quoted over-the-counter in the Pink Sheets following the Form 15 filing to the extent market makers commit to make a market in its shares, although the Company can provide no assurance that trading in the stock will continue. Pink Sheets LLC is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. The Company intends to seek to identify a registered broker-dealer to sponsor the Company's shares in the Pink Sheets, and act as a market maker following delisting of the Company's shares from Nasdaq. The Company will further seek additional market makers for the Company's shares following delisting.

     In approving this action, the Company's board of directors determined that the delisting and the termination of the registration of the Class A common stock under the Exchange Act would be in the best interests of the Company's stockholders. Among the factors considered were:

o    the limited trading volume and liquidity of the Company's stock on Nasdaq;

o the costs associated with being a reporting company under the Exchange Act are significant and are expected to continue to rise, thereby diminishing the Company's future profitability;

o the benefits of remaining a public company with continued Exchange Act reporting obligations are not sufficient to justify the current and expected future costs; and

o    the lack of analyst coverage for the Company's stock.

     Delisting and deregistration will allow management to focus its resources on implementing the Company's business plan and thus position the Company to enhance long-term stockholder value. The Company intends to update its stockholders with financial information on a regular basis.

     Commenting on these developments, Thomas B. Winmill, President of the Company, stated: "Increased costs associated with public reporting obligations have a real effect on our profitability. In addition, due to our small market capitalization and modest revenue base, we have not enjoyed many of the benefits traditionally associated with a Nasdaq listing. In the final analysis, our Board believes that stockholder value is best served through emphasizing future profitability over the limited benefits that have resulted from our current public reporting status and Nasdaq SmallCap listing. At this time, we expect to report progress through quarterly earnings announcements and annual audited financial statements. We currently intend that annual reports will be mailed to stockholders and that this and other information will be available to stockholders on our website, www.winmillco.com, and through our normal distribution channels."


This release contains certain "forward-looking statements" made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company's actual results to be materially different from those expressed or implied by such statements. Such risks, uncertainties and other factors include those described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements made herein are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                                      -end-